UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): August 31, 2026

Mirion Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39352	83-0974996
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1218 Menlo Drive
Atlanta, Georgia 30318
(Address of Principal Executive Offices)

(770) 432-2744
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MIR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.

On August 31, 2026, the Board of Directors (the "Board") of Mirion Technologies, Inc. (the "Company") approved a new share repurchase program (the "2026 Repurchase Program") authorizing the repurchase of up to $250 million of the Company's outstanding Class A common stock. The 2026 Repurchase Program is effective as of August 31, 2026 and will continue through August 31, 2031, unless earlier terminated or suspended by the Company. In the third quarter of 2026, the Company repurchased approximately 2.6 million shares of its Class A common stock for approximately $40 million substantially completing its previous $100 million share repurchase program.

Under the 2026 Repurchase Program, the Company intends to repurchase shares through open market purchases, privately negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 under the Securities Exchange Act of 1934 (the “Exchange Act”). The Company cannot predict when or if, or at what prices, it will repurchase any shares of Class A common stock as such share repurchase program will depend on a number of factors, including constraints specified in any Rule 10b5-1 trading plans, price, general business and market conditions, the terms of the Company's debt agreements and alternative investment opportunities. Further, the 2026 Repurchase Program may be suspended or terminated at any time by the Company without prior notice. Information regarding share repurchases will be available in the Company’s periodic reports on Form 10-Q and 10-K filed with the Securities and Exchange Commission as required by the applicable rules of the Exchange Act.

This current report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the 2026 Repurchase Program and purchases by the Company of its Class A common stock, including pursuant to any Rule 10b5-1 trading plan. Words such as “anticipate”, “believe”, “expect”, “intend”, “may”, "plan”, “will” and similar expressions are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. By their nature, these statements are subject to risks, uncertainties and assumptions, including changes in the price, volume and volatility of the Company's Class A common stock; adverse developments affecting the prices or trading of securities listed on the New York Stock Exchange; general business, market and economic conditions; the terms of the Company's debt agreements; alternative investment opportunities; and the other factors described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q and other filings the Company makes with the Securities and Exchange Commission (the "SEC") from time to time.

You should not place undue reliance on these forward-looking statements, which speak only as of the date of this current report and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that exist after the date on which it was made.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits
EXHIBIT INDEX

Exhibit Number	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2026

Mirion Technologies, Inc.
By:    /s/ Brian Schopfer
Name:    Brian Schopfer
Title:    Chief Financial Officer